EQUITABLE HOLDINGS ANNOUNCES PRELIMINARY FIRST QUARTER 2020 RESULTS
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Net income expected to be in the range of $5.2 billion to $5.4 billion for the first quarter of 2020; Non-GAAP operating earnings1 expected to be in the range of $500 million to $515 million
GAAP hedge gains more than offset realignment of long-term interest rate from 3.45% to 2.25%
Economic hedging program performed as expected, resulting in gross gains of c. $12 billion
Strong liquidity position, with cash and liquid assets of c. $1 billion at Holdings, above our $500 million target, and c. $7 billion at Equitable Life
Combined RBC ratio of 450-500%, well in excess of 375-400% minimum target and CTE98
Delivering on capital management program: $274 million returned to shareholders
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New York, NY, April 27, 2020 – Equitable Holdings, Inc. (“Equitable Holdings”, “Holdings”, or the “Company”) (NYSE: EQH) today announced preliminary first quarter financial results, including an update on the Company’s capital and liquidity positions and balance sheet strength. The Company will release its full first quarter 2020 financial results on Thursday, May 7, 2020 after the market close.
“As the world continues to navigate through the ongoing global health crisis and corresponding economic fallout, we thought it important to update our shareholders on the strength of our financial position and the ways in which we are prudently managing the business," said Mark Pearson, President and Chief Executive Officer.
Mr. Pearson continued, “At Equitable we have weathered many challenges during our 161-year history. Today, with robust capitalization and liquidity, disciplined risk management practices, a highly effective economic hedging program, and a diverse, high-quality investment portfolio, this current challenge will be no different. We manage the business to our economic model – an important distinction for Equitable – which helps ensure our balance sheet is protected against declines in interest rates and equity markets. Operating under our economic risk management framework, we believe this approach best protects economic value for shareholders while enabling us to continue delivering on our mission to help clients secure their financial well-being so they can pursue long and fulfilling lives. It’s moments like this when people will remember what Equitable stands for.”
Strong capitalization and liquidity despite interest rate and equity market declines:

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The Company manages to a fair value economic model, ensuring our assets match changes in our liabilities on an economic basis. This means our economic balance sheet is largely protected from interest rate and equity declines[2], but results in accounting impacts under U.S. GAAP and statutory frameworks that can be volatile and non-economic.

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Our hedging program performed as expected with 97% hedge effectiveness relative to our economic liabilities, bolstered by the benefit of previous management actions such as fund substitutions and the introduction of passive and volatility-managed funds.

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[1]
This press release includes certain non-GAAP financial measures. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be find in the “Use of Non-GAAP Financial Measures” section of this release.

[2]	Equity markets measured by S&P 500, interest rates measured by the 10-year U.S. Treasury yield.

•	Year-to-date CTE98 liabilities increased c. $10 billion, more than offset by gross economic hedging gains of c. $12 billion.

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As of March 31, 2020, cash and liquid assets were c. $1 billion at Holdings, above our $500 million target, and c. $7 billion at Equitable Life, above our c. $1 billion target, as a result of hedging based on our economic liabilities.

•	Our combined RBC ratio was 450-500%, well above our overall minimum capitalization target of 375-400%, including CTE98 for variable annuities.
Realigned GAAP interest rate assumption to reflect current rate environment:

•	We manage the business using an economic framework, and we prudently set our GAAP and statutory reserves by reflecting our best estimate assumptions based on current experience.

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In light of the decline in the 10-year Treasury rate of 122 basis points in the quarter and revised economic outlook, the Company lowered its long-term GAAP interest rate assumption from 3.45% to 2.25%, grading from the 10-year Treasury spot rate curve as of March 31, 2020 over 10 years[3].

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Our economic balance sheet is protected from interest rate declines as we use the forward rate curve and risk-neutral scenarios, including negative rate scenarios, and do not make predictions about future interest rates.

•	This March 31, 2020 GAAP assumption change is expected to result in unfavorable impacts to net income of $1.9 billion post tax more than offset by year-to-date economic hedge gains.

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As a result of the lower interest rate assumption, Protection Solutions entered into loss recognition resulting in an acceleration of DAC amortization. Following FASB Targeted Improvements (FASB TI) implementation in 2022 and the restatement of 2020 GAAP earnings under FASB TI, we expect that we would not write down the DAC asset as a result of a lower interest rate assumption.

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By making this change to our GAAP interest rate assumption, we are moving the rate closer to that required under FASB TI. Importantly, it also better aligns with our economic model, under which we already measure all GMxB liabilities using a risk-free forward rate curve.

High-quality investment portfolio and actively monitoring credit risk:

•	Our investment portfolio has an overall credit rating of A2 and is weighted towards U.S. Treasuries at 16%. We actively monitor our credit exposures, de-risking as appropriate.

•	Of our fixed maturities, our Baa2 exposure was 13% and Baa3 at 3%, and our CLO exposure was c. 1% of total invested assets as of March 31, 2020. In addition, only c. 2% is below investment grade.

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We have a relatively low exposure to the energy sector at 5% of our overall investment portfolio. We also have minimal exposure to transportation, including airlines, which accounts for c. 2% of the investment portfolio.

•	The option-adjusted spread (OAS) of our entire corporates portfolio widened to 263 bps from 78 bps at year-end, in line with industry benchmarks.

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Assuming credit downgrade and default scenarios from the period of 2008-2010, we may experience a three-year cumulative RBC impact of 75-85 percentage points, not taking into account cash flows generated by the business.

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[3]	GAAP long-term interest rate assumption calculated using the 10-year Treasury spot rate curve and grading over 10 years to the 5-year historical average.

Financial strength and cash flow generation supporting capital return:

•	The Company returned $274 million to shareholders in the first quarter of 2020, including:

◦	$69 million of quarterly cash dividends

◦	$205 million of share buybacks, repurchasing 13.7 million shares

•	The Company expects to continue delivering on its 50-60% target payout ratio.
Preliminary earnings results and outlook:

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Net income for the first quarter of 2020 is expected to be in the range of $5.2 billion to $5.4 billion. This result was primarily driven by U.S. GAAP accounting impacts from an update to our long-term interest rate assumption, more than offset by GAAP hedge gains.

•	Non-GAAP operating earnings for the first quarter of 2020 are expected to be in the range of $500 million to $515 million.

•	We continue to monitor the impacts from COVID-19 and will further address its impacts in our first quarter earnings materials.
The above amounts are subject to the Company’s final close procedures for the first quarter and may change when the Company closes the quarter.
Earnings Conference Call
Equitable Holdings will release full financial results for the first quarter of 2020 after the market closes on Thursday, May 7, 2020. The Company will host a conference call webcast on Friday, May 8, 2020 at 8:00 a.m. ET to discuss the results.
The conference call webcast, along with additional earnings materials will be accessible on the Company’s Investor Relations website at ir.equitableholdings.com. Please log on to the webcast at least 15 minutes prior to the call to download and install any necessary software. To join the conference call via telephone, please use one of the following dial-in numbers:

•	Domestic: +1.844.897.7515

•	International: +1.647.689.5390

•	Access code: 2298534
A webcast replay will be made available on the Equitable Holdings Investor Relations website at ir.equitableholdings.com.
About Equitable Holdings
Equitable Holdings, Inc. (NYSE: EQH) is a financial services holding company comprised of two complementary and well-established principal franchises, Equitable and AllianceBernstein. Founded in 1859, Equitable provides advice, protection and retirement strategies to individuals, families and small businesses. AllianceBernstein is a global investment management firm that offers high-quality research and diversified investment services to institutional investors, individuals and private wealth clients in major world markets. Equitable Holdings has approximately 12,000 employees and financial professionals, $735 billion in assets under management (as of 12/31/2019) and more than 5 million client relationships globally.
Equitable is the brand name for AXA Equitable Life Insurance Company and its affiliates.

For More Information
Investor Relations
Jessica Baehr:        +1.212.314.2476
Media Relations
Matt Asensio:         +1.212.314.2010
Forward-looking and cautionary statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Equitable Holdings, Inc. (“Holdings”) and its consolidated subsidiaries. “We,” “us” and “our” refer to Holdings and its consolidated subsidiaries, unless the context refers only to Holdings as a corporate entity. There can be no assurance that future developments affecting Holdings will be those anticipated by management. Forward-looking statements include, without limitation, all matters that are not historical facts.
These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements, including, among others: (i) conditions in the financial markets and economy, including equity market declines and volatility, interest rate fluctuations, impacts on our goodwill and changes in liquidity, access to and cost of capital and the impact of COVID-19 and related economic conditions; (ii) operational factors, including reliance on the payment of dividends to Holdings by its subsidiaries, remediation of our material weakness, indebtedness, protection of confidential customer information or proprietary business information, information systems failing or being compromised, strong industry competition and catastrophic events, such as the outbreak of pandemic diseases including COVID-19; (iii) credit, counterparties and investments, including counterparty default on derivative contracts, failure of financial institutions, defaults, errors or omissions by third parties and affiliates and gross unrealized losses on fixed maturity and equity securities; (iv) our reinsurance and hedging programs; (v) our products, structure and product distribution, including variable annuity guaranteed benefits features within certain of our products, complex regulation and administration of our products, variations in statutory capital requirements, financial strength and claims-paying ratings and key product distribution relationships; (vi) estimates, assumptions and valuations, including risk management policies and procedures, potential inadequacy of reserves, actual mortality, longevity and morbidity experience differing from pricing expectations or reserves, amortization of deferred acquisition costs and financial models; (vii) our Investment Management and Research segment, including fluctuations in assets under management, the industry-wide shift from actively-managed investment services to passive services and potential termination of investment advisory agreements; (viii) legal and regulatory risks, including federal and state legislation affecting financial institutions, insurance regulation and tax reform; (ix) risks related to separation from, and continuing relationship with, AXA, including costs associated with separation and rebranding; and (x) risks related to our common stock and future offerings, including the market price for our common stock being volatile and potential stock price declines due to future sales of shares by existing stockholders.
Forward-looking statements should be read in conjunction with the other cautionary statements, risks, uncertainties and other factors identified in Holdings’ Annual Report on Form 10-K for the year ended December 31, 2019, as amended or supplemented in our subsequently filed Quarterly Reports on Form 10-Q, and in Holdings’ subsequent filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.
Use of Non-GAAP financial measures
In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings, which is a measure that is not determined in accordance with U.S. GAAP. Management believes that the use of this non-GAAP financial measure, together with relevant U.S. GAAP measures, provides a better understanding of our results of operations and the underlying profitability drivers and trends of our business. This non-GAAP financial measure is intended to remove from our results of operations the impact of market changes (where there is mismatch in the valuation of assets and liabilities) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. This measure should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.
Non-GAAP Operating Earnings
Non-GAAP Operating Earnings is an after-tax non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and are more sensitive to changes in market conditions than the variable annuity product liabilities as valued under U.S. GAAP. This is a large source of volatility in net income.
The Company will evaluate the effects of events subsequent to March 31, 2020, and through the date of the filing of its unaudited consolidated financial statements with the Securities and Exchange Commission. Subsequent to March 31, 2020, equity and financial markets have experienced significant volatility and interest rates have continued to decline due to the COVID-19 pandemic. The Company is currently unable to determine the extent of the impact of the pandemic to its operations and financial condition. All accounting and disclosure requirements related to subsequent events will be included in our unaudited consolidated financial statements. Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

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Items related to variable annuity product features, which include certain changes in the fair value of the derivatives and other securities we use to hedge these features, the effect of benefit ratio unlock adjustments and changes in the fair value of the embedded derivatives reflected within variable annuity products’ net derivative results and the impact of these items on DAC amortization on our SCS product and impacts related to COVID-19;

•	Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

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Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•	Other adjustments, which includes restructuring costs related to severance, lease write-offs related to non-recurring restructuring activities, separation costs and impacts related to COVID-19; and

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Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period and permanent differences due to the Tax Reform Act.

Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.
We use the prevailing corporate federal income tax rate of 21%, while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings.
The table below presents a reconciliation of estimated Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings for the three months ended March 31, 2020:

	Three Months Ended March 31, 2020
(in millions)	Range
Net income (loss) attributable to Holdings	$5,200	$5,400
Adjustments related to:
Variable annuity product features (1)	(6,650)	(6,900)
Investment (gains) losses	30	35
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	25	30
Other adjustments (2)	620	640
Income tax expense (benefit) related to above adjustments (3)	1,270	1,300
Non-recurring tax items	5	10
Non-GAAP Operating Earnings	$500	$515

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(1)	Includes COVID-19 impact on VA product features due to assumption updates of c. $1.5 billion and other COVID-19 related impacts of c. $35 million.

(2)
Includes COVID-19 related impact of c. $1.1 billion, including c. $1 billion assumption update impact for the non-variable annuity products and c. $50 million of expenses; and separation costs of c. $30 million.

(3)	Includes COVID-19 impact on taxes of c. $(500) million.

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